Exhibit 10.1

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between KIROMIC BIOPHARMA, INC., a Delaware corporation (the “Company”), and PIETRO BERSANI (the “Executive”), effective as of May 10, 2022 (the “Effective Date”).

RECITALS:

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement, dated effective as of January 27, 2022 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing recitals, the promises and mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1.Confirmation and Incorporation of Recitals.  The parties hereto agree that the recitals set forth above are true and correct, that they are incorporated into this Amendment and are binding upon the parties hereto.

2.Capitalized Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Employment Agreement.

3.Amendments to Employment Agreement.  Effective as of the Effective Date, the Employment Agreement is hereby amended as follows:

a.New Position of Executive. The Employment Agreement shall be amended to reflect that, at and following the Effective Date, the Executive will be employed by the Company as the Chief Executive Officer of the Company, rather than as the Interim Chief Executive Officer of the Company.  Accordingly, throughout the Employment Agreement, each instance of (a) the term “Interim Chief Executive Officer” is hereby deleted and replaced in its entirety with the term “Chief Executive Officer”, and (b) the term “iCEO” is hereby deleted and replaced in its entirety with the term “CEO”.

b.Adjustment to Severance Period. The Employment Agreement shall be amended to reflect a new definition of “Severance Period” as used therein.  Accordingly, the last sentence of Section 5(c)(ii) of the Employment Agreement is hereby deleted and replaced in its entirety with the following sentence: “As used herein, the “Severance Period” means twelve (12) months.”

4.Ratification.  Except as hereby amended, the Employment Agreement shall remain unmodified and, as hereby amended, is ratified and affirmed and is in full force and effect.

5.References.  At and following the date of this Amendment, all references to the Employment Agreement shall be deemed to be references to the Employment Agreement as amended hereby.

6.Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

7.Entire Agreement.  This Amendment, together with the Employment Agreement, contains the entire agreement by and between the parties hereto and supersedes any prior understandings and agreements between them respecting the subject matter thereof.

8.Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute the same agreement.  The signature of any of the parties may be delivered and made by original, facsimile, portable document format (pdf, or other electronic means capable of creating a printable copy, and each such signature shall be treated as an original signature for all purposes.

[Signature Page Attached]

IT WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the Effective Date.

COMPANY:

KIROMIC BIOPHARMA, INC.,

a Delaware corporation

By: /s/ Michael Nagel

Name:Michael Nagel

Title:Chairperson of the Board of Directors

EXECUTIVE:

/s/ Pietro Bersani

Pietro Bersani

Signature Page to Amendment